UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

April 9, 2010

Dear Fellow Stockholder:

We recently mailed you a proxy statement and other proxy materials in connection with Torchmark’s 2010 Annual Meeting of Stockholders which will take place on April 29, 2010. I am writing to remind you of the proposals to be voted on at the meeting and to encourage you to vote “FOR” each of the proposals in accordance with the recommendation of the Board of Directors. Your vote is very important, and I strongly encourage you to vote your shares.

At the Annual Meeting, stockholders are being asked to consider and vote on the election of three nominees to our Board of Directors, the ratification of the appointment of Deloitte & Touche LLP as Torchmark’s independent auditors for fiscal year 2010, and the following management proposals:

•	Amendments to Torchmark’s Amended and Restated Bylaws and Restated Certificate of Incorporation to eliminate the supermajority voting provisions (Proposal No. 3); and

•	An amendment to Torchmark’s Restated Certificate of Incorporation to repeal the “fair price” provisions (Proposal No. 4).

Our Board of Directors recommends that stockholders vote “FOR” each of the above proposals and the election of all director nominees. The Board believes the proposed amendments to Torchmark’s Bylaws and Certificate of Incorporation that are recommended in Proposal No. 3 and Proposal No. 4 represent an improvement in the company’s corporate governance. Please refer to our proxy statement for a more complete description of these proposals and the Board’s rationale for its recommendation.

Your vote is of particular importance this year. Proposal No. 3 and Proposal No. 4 require the affirmative vote of at least 80% of the outstanding voting shares of Torchmark entitled to vote at the Annual Meeting. Accordingly, the vote of all stockholders is important. If a stockholder’s shares are not voted, it has the same effect as voting against these two proposals. Please act today to vote your shares “FOR” each of the proposals.

Please submit your vote for the 2010 Annual Meeting – by voting by telephone, via the Internet, or by marking, signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided with the proxy materials you previously received.

Thank you for your cooperation and continued support.

Sincerely,

Mark S. McAndrew
Chairman and Chief Executive Officer

3 EASY WAYS TO VOTE

You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Use a touch-tone telephone to call the toll-free number listed for this purpose on your proxy card. Have your proxy card in hand when you call.

2.	Vote by Internet. Go to the web site listed on your proxy card. Have your proxy card in hand when you access the web site.

3.	Vote by Mail. Mark, sign, date and return your proxy card in the postage-paid return envelope provided with the proxy materials you previously received.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please mark, sign, date and mail your proxy. Remember, a failure to vote your shares is the equivalent of voting against the proposals to eliminate the supermajority vote requirements and repeal the “fair price” provisions. Internet and telephone voting are also available. Please refer to your proxy card for instructions on how to vote your shares. Please return your vote immediately. If you have any questions or need assistance voting your shares, please call Georgeson Inc., who is assisting us, toll-free at 1-888-449-6423.